Exhibit 99.1

GigOptix Reports Second Quarter 2011 Financial Results

Product Revenue Reaches Another Record; Increasing 8 Percent Sequentially and 38 Percent Year-over-Year

SAN JOSE, CA (August 2, 2011) GigOptix, Inc. (OTCBB: GGOX), a leading supplier of semiconductor and optical components that enable high-speed information streaming, today announced its financial results for the second quarter ended July 3, 2011.

Second Quarter and Recent Highlights:

•	Reported $7.6 million total revenue;

•	Increased product revenue to $7.6 million; 38 percent year-over-year and eight percent sequentially, exceeding previously stated guidance of five percent;

•	Closed acquisition of Endwave Corporation on June 17 and substantially completed integration; and

•	Commenced production shipments of first generation 40G Thin Film Polymer on Silicon (TFPS™) Mach-Zehnder Modulator (MZM).

Executive Commentary

Dr. Avi Katz, GigOptix chairman and chief executive officer, commented, “GigOptix continued to gain strong momentum throughout the second quarter, and I am pleased to report that product revenue increased 38 percent over the prior year period and eight percent sequentially. During the quarter, we continued to experience solid customer interest for our 40G and 100G optical networking products. Our strong financial performance represents our seventh consecutive quarter of product revenue growth and demonstrates our ability to effectively execute on our goals and grow our business.”

In the second quarter, GigOptix closed the acquisition of Endwave Corporation and substantially completed the integration of its operational, global sales, U.S. engineering and IC design teams at its new corporate headquarters in San Jose. GigOptix has taken actions that we believe will result in significant cost savings for the consolidated company since the closing of the acquisition.

“From a product development perspective, we continued to make significant advancements in the commercialization of our TFPS modulators. A number of our Tier 1 customers have validated the performance of our first generation 40G TFPS modulator, and we have recently begun production shipments. Additionally, we released and began sampling our second-generation more advanced 40G modulator, the LX8220, to continue to bring customers the lowest power, smallest footprint and lowest cost modulator available in the market.

“We are also making significant progress with our 100G modulator offering and expect to release engineering samples for our customers’ planned evaluation programs before the end of the year. In addition, interest in our 40G and 100G drivers and amplifiers continues to grow with Tier 1 telecom customers. I am satisfied with the progress we have made and the key design wins and production opportunities we have secured for both our 40G and 100G products. We are further enhancing our position as the leading one-stop supplier of component solutions that enable high-speed information streaming, and we will be bringing to market more advanced bundled integrated solutions based on our unique component portfolio,” said Dr. Katz.

Second Quarter Results

Second quarter 2011 total revenue of $7.6 million, representing primarily product revenue, increased 21 percent over total revenue of $6.3 million in the second quarter of 2010 and decreased slightly compared to $7.7 million in the first quarter of 2011, which included $610,000 of government contract revenue. Product revenue of $7.6 million in the second quarter of 2011 increased 38 percent compared to the same period in 2010 and increased eight percent sequentially; exceeding the Company’s previously provided guidance of five percent.

We report gross margin on both a GAAP and non-GAAP basis. Non-GAAP gross margin excludes stock based compensation, merger-related costs and amortization of intangible assets which included the increase to intangible assets added as part of the Endwave acquisition. On a GAAP basis, gross margin for the period was 50 percent, reflecting net product margin. This compares to GAAP gross margin of 56 percent during the second quarter of 2010 and 50 percent for the first quarter of 2011, both of which included a mix of higher margin revenue from government contracts. Non-GAAP gross margin was 52 percent during the second quarter of 2011, compared to 58 percent for the same period last year and 51 percent for the first quarter of 2011.

Total operating expenses on a GAAP basis for the second quarter of 2011 were $6.4 million, compared with $4.7 million for the second quarter of 2010 and $7.2 million for the first quarter of 2011.

We also report net loss on both a GAAP and Non-GAAP basis. Non-GAAP net loss excludes stock based compensation, amortization of intangible assets, restructuring expense, shareholder settlement expense and merger-related expense. On a GAAP basis, net loss for the second quarter of 2011 was $2.6 million, or ($0.19) per share, on 13.9 million weighted average shares, outstanding during the quarter. This compares to a net loss of $1.4 million, or ($0.15) per share, on approximately 9.4 million shares for the second quarter of 2010 and a net loss of $3.4 million, or ($0.28) per share, on approximately 12.3 million shares for the first quarter of 2011. The non-GAAP net loss for the second quarter of 2011 was $0.8 million, or ($0.06) per share, compared to a non-GAAP net loss of $0.4 million, or ($0.04), for the same period in 2010 and a non-GAAP net loss of $0.4 million, or ($0.03), for the first quarter of 2011. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Adjusted EBITDA, which is used as a way to measure cash flow, net of changes in working capital and capital expenditures, for the second quarter of 2011, was a loss of $0.3 million, compared to income of $0.4 million for the second quarter of 2010 and income of $45,000 for the first quarter of 2011. Please see the table below for a reconciliation of GAAP results to Adjusted EBITDA.

As of July 3, 2011, GigOptix has 21.5 million outstanding shares compared to 12.3 million at the end of the first quarter of 2011. In addition, GigOptix had approximately $18.3 million in cash and investments, compared to $4.1 million for the period ended April 3, 2011. The increase in cash was primarily due to the addition of the net cash balance acquired from Endwave Corporation.

Business Outlook

“We expect to achieve another quarter of sequential revenue growth and anticipate product revenue to increase by eight percent in the third quarter. Looking forward, we remain committed to driving increased quarter-over-quarter product revenue by further commercializing our innovative, industry-leading high-speed 40G and 100G solutions for next generation end-to-end communications networks and capitalizing on our high performance MMIC solutions, which enable next-generation wireless systems,” said Curt Sacks, GigOptix chief financial officer.

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the second quarter 2011 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-877-299-4454 in the U.S. (1-617-597-5447 outside of the U.S.) and entering the pass code

41158632 at least 10 minutes prior to the start of the call. The conference call replay will be available beginning two hours after the call and until midnight Eastern Time on August 5, 2011. The replay dial-in number is 1-888-286-8010, and the pass code is 46160701. International callers should dial 1-617-801-6888 and enter the same pass code at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.GigOptix.com.

About GigOptix, Inc.

GigOptix is a leading supplier of semiconductor and optical components that enable high-speed information streaming and address emerging high-growth opportunities in the communications, industrial, defense and avionics industries. The Company offers a broad portfolio of high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz and drivers, TIAs and TFPSTM optical modulators for 40G and 100G fiber-optic telecommunications and data-communications networks. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts, and improvement and our statements under the heading “Business Outlook”. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: factors that may affect the integration and results of GigOptix’s merger with Endwave, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to attract and retain qualified personnel, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other M&A opportunities, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the company’s filings with the SEC, and in the company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the company as of the date hereof, and the company assumes no obligation to update any forward-looking statement.

Investors should review these financial results and business information in conjunction with the more comprehensive information regarding the Company’s results of operations and financial condition included in its Form 10-K, which was filed with the SEC on March 2, 2011 and its Form 10-Q filed with the SEC on or before August 17, 2011.

(Financial Tables to follow)

GIGOPTIX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Six months ended
	July 3, 2011%		July 4, 2010%		July 3, 2011%		July 4, 2010%
Revenue
Product	$7,601	100%	$5,524	88%	$14,653	96%	$10,658	92%
Government contract	18	0%	755	12%	628	4%	894	8%

Total revenue	7,619	100%	6,279	100%	15,281	100%	11,552	100%
Cost of revenue
Product	3,798	50%	2,621	42%	7,449	49%	5,222	45%
Government contract	—	0%	158	3%	180	1%	252	2%

Total cost of revenue	3,798	50%	2,779	44%	7,629	50%	5,474	47%

Gross profit (loss)	3,821	50%	3,500	56%	7,652	50%	6,078	53%

Research and development expense	3,074	40%	2,124	34%	5,464	36%	4,204	36%
Selling, general and administrative expense	2,609	34%	2,540	40%	5,232	34%	4,674	40%
Restructuring expense	(52)	-1%	—	0%	(52)	0%	428	4%
Merger-related expense	778	10%	—	0%	1,885	12%	—	0%
Shareholder settlement expense	—	0%	—	0%	1,064	7%	—	0%

Total operating expenses	6,409	84%	4,664	74%	13,593	89%	9,306	81%

Loss from operations	(2,588)	-34%	(1,164)	-19%	(5,941)	-39%	(3,228)	-28%

Interest expense	(47)	-1%	(118)	-2%	(143)	-1%	(228)	-2%
Other income (expense), net	58	1%	(105)	-2%	70	0%	(118)	-1%

Loss before provision for income taxes	(2,577)	-34%	(1,387)	-22%	(6,014)	-39%	(3,574)	-31%
Provision for income taxes	(7)	0%	(24)	0%	(12)	0%	(24)	0%

Net loss	(2,584)	-34%	(1,411)	-22%	(6,026)	-39%	(3,598)	-31%

Net loss per share - basic and diluted	$(0.19)		$(0.15)		$(0.46)		$(0.39)

Weighted average number of shares used in per share calculations - basic and diluted	13,906		9,353		13,107		9,329

GIGOPTIX, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	July 3, 2011	December 31, 2010	Net Change
			$	%
ASSETS
Current assets:
Cash and cash equivalents	$9,136	$4,502	$4,634	103%
Short-term investments	9,138	—	9,138	NA
Accounts receivable, net	5,014	5,366	(352)	(7%)
Inventories	2,464	1,609	855	53%
Prepaid and other current assets	613	405	208	51%

Total current assets	26,365	11,882	14,483	122%
Property and equipment, net	5,044	3,717	1,327	36%
Intangible assets, net	6,026	3,861	2,165	56%
Goodwill	10,041	7,407	2,634	36%
Restricted cash	261	356	(95)	(27%)
Other assets	567	653	(86)	(13%)

Total assets	$48,304	$27,876	$20,428	73%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,545	$2,960	$585	20%
Accrued and other current liabilities	7,743	4,823	2,920	61%
Line of credit and debt	877	3,226	(2,349)	(73%)

Total current liabilities	12,165	11,009	1,156	11%
Pension liabilities	234	211	23	11%
Other long-term liabilities	1,203	1,266	(63)	(5%)

Total liabilities	13,602	12,486	1,116	9%

Stockholders’ Equity
Common stock, $0.001 par value; 50,000,000 shares authorized as of July 3, 2011; 21,505,599 and 12,210,264 issued and outstanding as of July 3, 2011 and December 31, 2010, respectively.
Common stock, $0.001 par value	21	12	9	75%
Additional paid-in capital	113,855	88,553	25,302	29%
Accumulated deficit	(79,379)	(73,353)	(6,026)	8%
Accumulated other comprehensive income	205	178	27	15%

Total stockholders’ equity	34,702	15,390	19,312	125%

Total liabilities and stockholders’ equity	$48,304	$27,876	$20,428	73%

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Six months ended,
	July 3,	July 4,	July 3,	July 4,
	2011	2010	2011	2010
GAAP - Total cost of revenue	$3,798	$2,779	$7,629	$5,474
Stock based compensation	(14)	(4)	(28)	(6)
Amortization of intangible assets	(106)	(140)	(171)	(284)
Merger-related costs	—	—	(7)	—

Non-GAAP total cost of revenue	$3,678	$2,635	$7,423	$5,184

GAAP - gross profit (loss)	$3,821	$3,500	$7,652	$6,078
Stock based compensation	14	4	28	6
Amortization of intangible assets	106	140	171	284
Merger-related costs	—	—	7	—

Non-GAAP gross profit	$3,941	$3,644	$7,858	$6,368

GAAP - Operating expenses	$6,409	$4,664	$13,593	$9,306
Stock based compensation	(823)	(519)	(1,485)	(821)
Amortization of intangible assets	(97)	(91)	(195)	(185)
Restructuring expense	52	—	52	(428)
Shareholder settlement expense	—	—	(1,064)	—
Merger-related expense	(778)	(150)	(1,885)	(300)

Non-GAAP operating expenses	$4,763	$3,904	$9,016	$7,572

GAAP - Loss from operations	$(2,588)	$(1,164)	$(5,941)	$(3,228)
Stock based compensation	837	523	1,513	827
Amortization of intangible assets	203	231	366	469
Restructuring expense	(52)	—	(52)	428
Shareholder settlement expense	—	—	1,064	—
Merger-related expense	778	150	1,892	300

Non-GAAP loss from operations	$(822)	$(260)	$(1,158)	$(1,204)

GAAP - net loss	$(2,584)	$(1,411)	$(6,026)	$(3,598)
Stock based compensation	837	523	1,513	827
Amortization of intangible assets	203	231	366	469
Restructuring expense	(52)	—	(52)	428
Amortization of discount on loan	—	104	—	152
Shareholder settlement expense	—	—	1,064	—
Merger-related expense	778	150	1,892	300

Non-GAAP net loss	$(818)	$(403)	$(1,243)	$(1,422)

Adjusted EBITDA reconciliation:
Loss from operations	$(2,588)	$(1,164)	$(5,941)	$(3,228)
Restructuring expense	(52)	—	(52)	428
Shareholder settlement expense	—	—	1,064	—
Merger-related expense	778	150	1,892	300
Depreciation and amortization	721	857	1,265	1,830
Stock based compensation	837	523	1,513	827

Adjusted EBITDA	$(304)	$366	$(259)	$157

Shares outstanding	13,906	9,353	13,107	9,329
Per share amounts
Non-GAAP	$(0.06)	$(0.04)	$(0.09)	$(0.15)
Adjusted EBITDA	$(0.02)	$0.04	$(0.02)	$0.02

GIGOPTIX, INC.

NOTES TO NON-GAAP FINANCIAL MEASURES

To supplement our financial results on a GAAP basis, we use non-GAAP measures indicated in the tables which we believe provide a more comprehensive understanding of the various factors and trends that affect our business. We believe that these non-GAAP financial measures reflect an additional and useful way to understand our business. Our non-GAAP financial measures are not intended as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

•	Stock-based compensation expense.

Stock-based compensation expense relates primarily to equity awards such as stock options and restricted stock units. Stock-based compensation is a non-cash expense that varies in amount from period to period and may be dependent on market forces.

•	Restructuring expense.

Restructuring charges primarily relate to activities taken by management to make changes to its infrastructure in an effort to reduce costs. Restructuring charges are excluded from non-GAAP financial measures as they are not considered core activities and have not historically occurred.

•	Merger-related expense.

Merger-related charges primarily relate to activities directly related to acquisitions. These charges are excluded from non-GAAP financial measures as they are not considered core activities.

•	Amortization of acquired intangible assets.

Amortization of acquired intangible assets consists of the amortization of assets acquired in the acquisition of Helix Semiconductor and ChipX and the merger with Endwave Corporation and Lumera Corporation, such as customer relationships, backlog, existing technology, and patents.

•	Amortization of discount on loan.

Amortization of discount on loan consists of the amortization of value of warrants issued in association with a loan to the company.

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